Exhibit 10.4

Issue Date: January 23, 2013	$850,000

VISUALANT, INCORPORATED

5% TERM NOTE (“Note”)

FOR VALUE RECEIVED, Visualant, Incorporated, a Nevada corporation (the “Company”), promises to pay to the order of GEMINI MASTER FUND, LTD. or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $850,000 on September 30, 2013 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate then outstanding principal amount of this Note in accordance with the provisions hereof.  This Note is subject to the following additional provisions:

Section 1.       Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in that certain AIR Termination Agreement entered into between the Holder and the Company on or about the date hereof or the Purchase Agreement (as defined in such AIR Termination Agreement), and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change of Control” means the occurrence after the date hereof of any of the following:  (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 51% of the voting securities of the Company (other than by means of conversion or exercise of the Notes and the Securities issued together with the Notes), or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 51% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 51% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a three year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company  is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.

“Mandatory Default Amount” means the sum of (i) 120% of the outstanding principal amount of this Note, plus 100% of accrued and unpaid interest hereon, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“Payment Date” means each of June 30, 2013 and the Maturity Date.

Section 2.        Interest.

a)         Interest Rate.  Interest shall accrue daily on the outstanding principal amount of this Note at a rate per annum equal to 5%, provided that the interest rate hereunder shall automatically increase following an Event of Default as provided in Section 5(b) below.  The Company shall pay all accrued and unpaid interest to date on each Payment Date.

b)         Interest Calculations.  Interest shall be calculated on the basis of a 365-day year and actual days elapsed and shall accrue daily commencing on the issuance hereof until payment in full of the outstanding principal, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made.

Section 3.       Repayments.

a)         Voluntary.  The Company may prepay all or any portion of this Note at any time.

b)         Installment Payments.  On each Payment Date, the Company shall repay to the Holder $425,000 of the original principal amount hereunder.

c)         Change of Control.  Upon any Change of Control, this Note shall become immediately due and payable in full.

Section 4.       Negative Covenants.  As long as any portion of this Note remains outstanding, unless the Holder has otherwise given prior written consent, the Company shall not, and shall not permit any of its subsidiaries (whether or not a Subsidiary on the date hereof) to, directly or indirectly:

a)         repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents, other than as to repurchases of Common Stock or Common Stock Equivalents of departing employees of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Note;

b)           repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than regularly scheduled principal and interest payments as such terms are in effect as of the date hereof, except as to any current existing indebtedness payable to Jim Gingo related to the acquisition of TransTech Systems, Inc.;

c)           repay, repurchase or offer to repay, repurchase or otherwise acquire any indebtedness to any current or former employees, officers or directors of the Company, except as to any current existing indebtedness payable to Jim Gingo related to the acquisition of TransTech Systems, Inc.; or

d)           pay cash dividends or cash distributions on any equity securities of the Company.

Section 5.       Events of Default.

a)         “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.          any default in the payment of (A) the principal amount of this Note or (B) interest and other amounts owing to the Holder, as and when the same shall become due and payable, which default is not cured within 3 Business Days;

ii.         the Company shall fail to observe or perform any other covenant or agreement contained in this Note or the Purchase Agreement which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such failure sent by the Holder, and (B) 10 Trading Days after the Company has become or should have become aware of such failure;

iii.        a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

iv.        any representation or warranty made in this Note, the Purchase Agreement, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v.         the Company or any Subsidiary shall be subject to a Bankruptcy Event;

vi.         except as to any existing indebtedness payable to Jim Gingo related to the acquisition of TransTech Systems, Inc., the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $100,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

vii.       any monetary judgment, writ or similar final judicial or arbitration process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

b)         Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount.  After the occurrence of any Event of Default, the interest rate on this Note shall accrue at an interest rate equal to the lesser of eighteen percent (18%) per annum (compounded quarterly) or the maximum rate permitted under applicable law.  In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.

Section 6.       Miscellaneous.

a)         Notices.  Any and all notices or other communications or deliveries to be provided hereunder, shall be in writing and delivered personally, by facsimile, by email, or sent by a nationally recognized overnight courier service, addressed to the recipient, at the recipient’s principal address, or such other facsimile number, email address or mailing address as such recipient may have previously specified for such purpose by notice to the other party delivered in accordance with this Section 6(a).  Except as may otherwise be provided herein, any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or by email prior to 5:30 p.m. (New York City time) on a Business Day, with electronic confirmation of such delivery, (ii) the first Trading Day immediately following the date of transmission, if such notice or communication is delivered via facsimile or by email not on a Business Day or between 5:30 p.m. (New York City time) and  11:59 p.m. (New York City time) on any date, with electronic confirmation of such delivery, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)         Currency. All payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note or by Company check.

c)         Lost or Mutilated Note.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d)         Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Note or the AIR Termination Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses reasonably incurred in the investigation, preparation and prosecution of such action or proceeding.

e)         Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver by the Company or the Holder must be in writing.

f)         Severability.  If any provision of this Note is determined to be invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g)         Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h)         Assumption.  Any successor to the Company or any surviving entity in a Change of Control transaction shall (i) assume, prior to such Change of Control, all of the obligations of the Company under this Note pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new Note of such successor entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Note and having similar ranking to this Note, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed).  The provisions of this Section 6(h) shall apply similarly and equally to successive Change of Control transactions and shall be applied without regard to any limitations of this Note.

i)         Usury.  To the fullest extent permitted by law, the Company agrees not to insist upon or plead or in any manner whatsoever claim, and shall resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, in force at the time of execution of this Note or hereafter, in connection with any action that may be brought by the Holder in order to enforce any right or remedy under this Note.  Notwithstanding any provision to the contrary contained herein, it is expressly agreed and provided that the total liability of the Company under this Note for payments in the nature of interest shall not exceed the maximum lawful interest rate authorized under applicable law.  If the effective interest rate otherwise applicable under this Note exceeds such maximum lawful interest rate, then such applicable interest rate shall be reduced so as not to exceed such maximum lawful interest rate.

j)         New York Civil Procedure Law and Rules Section 3213.  This Note shall be deemed an unconditional obligation of the Company for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Company by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought.  For purposes of such rule or statute, any other document or agreement to which Holder and the Company are parties or which Company delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Company’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

VISUALANT, INCORPORATED

By: /s/ Ronald Erickson

Name: Ronald Erickson

Title:   CEO